QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

For Immediate Release	Contact:	Richard Wiley Samsonite Corporation Phone: (303) 373-6373

Samsonite Announces Fourth Quarter and Annual Operating Results

        DENVER, Colorado, March 22, 2004—SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today announced financial results for the fourth quarter and fiscal year ended January 31, 2004.

        Revenues and operating income for the fourth quarter were $212.8 million and $23.8 million, respectively, compared to revenues of $194.5 million and operating income of $25.2 million in the prior year. Fiscal 2004 fourth quarter operating income includes charges totaling $5.7 million for restructuring provisions and asset impairments related to the closure of the Company's Nogales, Mexico manufacturing facility and the impairment of certain non-luggage intangible assets. Income (loss) to common stockholders was $4.0 million or $0.02 per share for the fourth quarter compared to $(2.3) million or $(0.12) per share in the prior year fourth quarter.

        Revenues and operating income for the fiscal year ended January 31, 2004 were $769.3 million and $70.1 million, respectively, which compares to $744.0 million and $69.8 million in the prior year. Operating income for the current fiscal year includes charges totaling $5.7 million for restructuring provisions and asset impairments related to the closure of the Company's Nogales, Mexico manufacturing facility and the impairment of certain non-luggage intangible assets. Operating income for the prior fiscal year includes charges totaling $2.5 million for restructuring provisions and asset impairments and $3.3 million of expenses related to various restructuring initiatives initiated in fiscal 2002. Loss to common stockholders for the fiscal year was $(27.5) million or $(0.22) per share, compared to $(39.5) million or $(1.99) per share in the prior fiscal year.

        Adjusted EBITDA (earnings before interest expense, taxes, depreciation, amortization and minority interest, adjusted for items which management believes should be excluded to reflect recurring operations, including goodwill and asset impairments and restructuring charges and expenses and to include realized currency hedge gains and losses) was $34.2 million for the fourth quarter which compares with $29.3 million for the same period in the prior year. Adjusted EBITDA for the year ended January 31, 2004 was $93.4 million compared to $91.4 million in the prior year. Net cash provided by operating activities (as reflected in the Company's consolidated statements of cash flows) for the fourth quarter was $21.8 million which compares to $3.8 million for the same period in the prior year. Cash flow provided by operating activities for the year ended January 31, 2004 was $28.0 million compared to $21.6 million in the prior year. A reconciliation of Adjusted EBITDA to Net cash provided by operating activities is included in the tables appearing at the end of this press release.

        Retiring Chief Executive Officer, Luc Van Nevel, stated: "I am proud that after 30 years with Samsonite, I am leaving a much stronger Company in terms of financial stability, operational efficiency and competitive positioning. The Company's financial performance during fiscal 2004 reflects the diligent work of our management team to lower product and operating costs during the past few years of slow economic conditions. As an ongoing advisor to the Company's board of directors, I intend to stay in close contact with management and assist in any way the incoming CEO, Marcello Bottoli."

        Samsonite Corporation will hold a conference call with securities analysts to discuss earnings results for the fourth quarter and fiscal year ended January 31, 2004 at 11:00 a.m. Eastern Standard Time on Tuesday, March 23, 2004. Investors and interested members of the public are invited to listen to the discussion. The dial-in phone number is (877) 809-7599 in the U.S./Canada and (706) 679-6135 for international calls, the conference name is Samsonite and the conference ID # is 6114713. The leader of the call is Luc Van Nevel. If you cannot attend this call, it will be played back through April 16, 2004. The playback number is (800) 642-1687 in the U.S. and (706) 645-9291 for international calls, and the conference ID # is 6114713.

* * * * * * *

        Samsonite is one of the world's largest manufacturers and distributors of luggage and markets luggage, casual bags, backpacks, business cases and travel-related products under brands such as SAMSONITE®, AMERICAN TOURISTER®, LARK®, HEDGREN® and SAMSONITE® black label.

        A summary of the Company's calculation of Adjusted EBITDA along with a summary of the Company's earnings (losses) under generally accepted accounting principles are attached as part of this release. The Company believes that disclosure of its operating earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude goodwill and asset impairment charges and restructuring charges and expenses and to include realized currency hedge gains and losses ("Adjusted EBITDA"), provides useful information regarding the Company's ability to incur and service debt, but that it should not be considered a substitute for operating income or cash flow from operations determined in accordance with generally accepted accounting principles. Other companies may calculate EBITDA, or derivations thereof, in a different manner than the Company. Adjusted EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation, amortization, and restructuring charges and expenses, and should not be considered in isolation to or as a substitute for other measures of performance. Adjusted EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, minority interest in earnings of subsidiaries, certain items of other income and expense and senior redeemable preferred stock dividends. Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. Neither EBITDA nor Adjusted EBITDA is an accounting term used in generally accepted accounting principles.

        Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as "proposed," "may," "will," "anticipate," "believe," "estimate," "intend," "plan" and "expect" and similar expressions. Variations on those or similar words, or the negative of those words, may also indicate forward-looking statements. Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements. These factors include, among others, the impact of the September 11 events on economic, political and public safety conditions that impact consumer confidence and spending and the possibility of additional terrorist attacks or related events; the spread of the SARS disease or other events which affect travel levels; armed conflicts in the Middle East and other regions; general economic and business conditions, including foreign currency exchange rate fluctuations; industry capacity; changes in consumer preferences; demographic changes; competition; changes in methods of distribution and technology; changes in political, social and economic conditions and local regulations; general levels of economic growth in emerging market countries; the loss of significant customers; completion of new product developments within anticipated time frames; changes in interest rates; and other factors that are beyond our control. More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company's filings with the United States Securities and Exchange Commission. Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

* * * * * * * * * *

Samsonite Corporation Earnings and EBITDA Summary
January 31, 2004 and 2003
(in thousands, except per share data)

	Three months ended January 31,		Year ended January 31,
	2004	2003	2004	2003
Net sales	$212,801	194,523	769,315	744,035
Cost of goods sold	115,657	107,653	426,509	430,361

Gross profit	97,144	86,870	342,806	313,674
Selling, general and administrative expenses	67,331	61,577	265,710	240,060
Amortization and impairment of intangible assets	1,611	393	2,578	1,397
Asset impairment expense	2,658	392	2,658	889
Provision for restructuring operations	1,768	(670)	1,768	1,571

Operating income	23,776	25,178	70,092	69,757
Interest expense	(9,982)	(12,192)	(43,528)	(48,007)
Interest income and other income (expense), net	(2,476)	(6,196)	(10,030)	(13,812)

Income before income taxes and minority interest	11,318	6,790	16,534	7,938
Income tax benefit (expense)	(3,700)	2,876	(10,431)	(2,985)
Minority interest in (earnings) loss of subsidiaries	(389)	(758)	(2,548)	(1,659)

Net income	7,229	8,908	3,555	3,294
Redeemable preferred stock dividends and accretion of preferred stock discount	(3,264)	(11,249)	(31,055)	(42,837)

Net income (loss) to common stockholders	$3,965	(2,341)	(27,500)	(39,543)

Income (loss) to common stockholders per share—assuming dilution:
Net income (loss) per share	$0.02	(0.12)	(0.22)	(1.99)

Weighted average shares outstanding	224,705	19,866	122,842	19,866

Summary of Adjusted EBITDA Calculation
Operating income	$23,776	25,178	70,092	69,757
Depreciation expense	4,433	4,920	17,948	18,362
Amortization and impairment of intangible assets	1,611	393	2,578	1,397
Asset impairment and restructuring charges and expenses	4,426	11	4,426	5,802
Realized gains on foreign currency forward contracts	—	(1,171)	(1,618)	(3,893)

Adjusted EBITDA	34,246	29,331	93,426	91,425
Adjustments to reconcile Adjusted EBITDA to net cash provided by operating activities
Restructuring related expenses, not previously accrued	—	(287)	—	(3,342)
Cash provided (used) by changes in operating assets and liabilities	2,334	(12,177)	1,117	(3,550)
Non-cash operating additions (subtractions)
Amortization and write-off of debt issue costs and premium	571	1,681	3,110	3,209
Provision for doubtful accounts	330	232	723	1,362
Deferred income tax expense (benefit)	(1,960)	178	(2,038)	(780)
Pension and other post-retirement plan losses (gains)	118	(1,201)	398	(4,499)
Other, net	630	(22)	(3,941)	(1,069)
Income (expense) excluded from Adjusted EBITDA
Interest income	168	149	396	653
Interest expense	(9,982)	(12,192)	(43,528)	(48,007)
Income tax benefit (expense)	(3,700)	2,875	(10,431)	(2,985)
Minority interest in (earnings) loss of subsidiaries	(389)	(758)	(2,548)	(1,659)
Other income (expense) items, net	(545)	(4,002)	(8,701)	(9,176)

Net cash provided by operating activities	$21,821	3,807	27,983	21,582

QuickLinks

Samsonite Announces Fourth Quarter and Annual Operating Results